FREEDOM INVESTORS CORP

130 E Capitol Drive

PO Box 48

Hartland, WI  53029

262-369-9180

Selected Dealers Agreement

Freedom Investors Corp (Freedom) as the Distributor of the shares of each series (each portfolio) of Frontier Funds, Inc (the Fund), understands that you are a member in good standing of the National Association of Securities Dealers, Inc (NASD).  Your signature below shall constitute a representation of such membership in good standing and, on the basis of such understanding, invites you to become a Selected Dealer to distribute any or all shares of each portfolio of the Fund in those states in which you and the shares are currently qualified for sale, on the following terms:

1.

You and ourselves agree to abide by the Conduct Rules of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder.  Your expulsion or suspension from the NASD will automatically terminate this Agreement without notice.  Either of us may terminate this agreement at any time upon notice to the other.

2.

Orders for shares received from you and accepted by us will be at the public offering price applicable to each order, as established by the then effective prospectus of the Fund and Portfolio.  The procedure relating to the handling of orders shall be subject to instructions, which we will forward from time to time to all Selected Dealers.  All orders are subject to acceptance by the Distributor or our transfer agent at its current address, and we reserve the right in our sole discretion to reject any order.  We also reserve the right to establish minimum orders for individual purchasers as well as for Selected Dealers.

3.

Duties of Dealer:  You Agree

a.

To maintain records of all sales, redemptions and repurchases of shares made through you and to furnish us with copies of such records on request.

b.

To distribute Prospectuses and other required reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

c.

To limit the disclosure on nonpublic personal information of shareholders and customers consistent with the Fund’s privacy policy with respect to such information and Regulation S-P of the SEC.  Each party represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

d.

You agree that you will not withhold placing customers’ orders so as to profit yourself as a result of such withholding.

4.

Selected Dealer will be allowed the concessions from the public offering price as set forth in the then current prospectus of the Fund and Portfolio, or as may be determined by Freedom Investors Corp.   The sales charge and dealer concession may be changed at our discretion.

5.

You agree that your transactions in shares of the Fund will be limited to the purchase of shares from us for resale to your customers at the public offering price then in effect or for your bona fide investment and to repurchases which are made in accordance with the procedures set forth in the then current prospectus of the Fund and Portfolio or in instructions which we forward to the Selected Dealers.

6.

Except for sales pursuant to plans established by the Fund with an agent bank and providing for the periodic investment of new monies, orders will not be accepted for less than the number of shares or dollar amount set forth in the then current prospectus of the Fund and Portfolio.

7.

You agree to sell shares only to your customers at the applicable public offering price or to the Fund or Freedom Investors Corp. as Distributor for the Fund at net asset value, in each case determined as set forth in the then current prospectus of the Fund and Portfolio.

8.

Settlement shall be made within five business days after our acceptance of the order.  If payment is not so received or made, we reserve the right forthwith to cancel the sale, or at our option, to sell the shares at the then prevailing net asset value, in which case you agree to be responsible for any loss resulting to any Portfolio of the Fund or to us from your failure to make payments as aforesaid, including loss of profit suffered by Freedom Investors Corp and /or the Fund.

9.

If shares sold to you under the terms of this Agreement are redeemed by the Fund or repurchased for the account of the Fund or are tendered to the Fund for redemption or repurchased with in seven business days after the date of our confirmation to you of your original purchase order, therefore; you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us.  We also agree to pay to the Fund the amount of our share of the sales charge on the original sales of such shares.

10.

If any shares are repurchased from you by the Fund, or us for the account of the Fund, such shares shall be tendered in good order within ten business days.  If shares are not tendered within such time period, the right is reserved to cancel, at any subsequent time, the repurchase order, or at our option, to reacquire such number of shares at the net asset value next computed, in which latter case you will agree to be responsible for any loss resulting from your failure to deliver such shares.

11.

All sales will be subject to receipt of shares by us from the Fund. We reserve the right, at our discretion and without notice to you, to suspend sales or withdraw any offering of shares entirely or to change the offering prices as provided in the Fund’s prospectus or upon notice, to amend or cancel this Agreement, which shall be construed in accordance with the laws of the State of Wisconsin.  You agree that any order to purchase shares of any Portfolio of the Fund placed by you after the effective date of the notice of any amendment shall constitute your agreement to any such amendment.

12.

No person is authorized to make any representation concerning the Fund or the shares of any Portfolio except those contained in the Fund’s effective prospectus and any such information as may be officially designated as information supplemental to the prospectus.  When purchasing shares, you shall rely solely on the representations contained in the effective prospectus and supplemental information above mentioned.

13.

We will supply to Selected Dealers additional copies of the then effective prospectus in reasonable quantities upon request.  All expenses incurred in connection with your activities under this Agreement shall be borne by you.

14.

You shall not, in any transaction, have any authority whatever to act as agent of the Fund or Freedom Investors Corp or of any other Selected Dealer, and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other.  Except as otherwise indicated herein, all transactions in these shares between you and us are as principal, each for his own account.  This Agreement shall not be assignable by you or us.

15.

Any notice to you shall be duly given in mailed or telegraphed to you at your address as registered from time to time with the NASD.  Any notice to Freedom shall be sent to our current address.  At this time the current address is: 130 E Capitol Drive, Hartland, WI  53066.

16.

 It is the responsibility of the Selected Dealer to establish policies and procedures reasonably designed to identify potential money laundering concerns, with respect to investments in the Fund by your customers, and to comply with all Anti-Money laundering laws and rules at the account opening stage, including verification of identity of the customer and deciding whether or not to open an account for a customer as required by the USA Patriot Act.  Selected Dealer has the responsibility of making reasonable efforts to obtain and verify information concerning the customer’s identity, such as the client’s name, address, date of birth, and government issued identification number.  This includes checking the names of new clients against the lists of known or suspected terrorists or terrorist organizations, and embargoed countries and regions as provided by any Federal Governmental agency.

17.

Selected Dealer shall maintain written compliance and supervisory procedures reasonably designed to comply with applicable sections, rules or regulations of the:  USA PATRIOT Act of 2001, U.S. Department of the Treasury Office of Foreign Assets control; U.S. Department of the Treasury Financial Crimes Enforcement Network, SEC Rule 17a-8, Bank Secrecy Act, and NASD rule 3011.

18.

The procedures relating to all orders and the handling of them shall be subject to the terms of the applicable then current prospectus and statement of additional information. Any order that is received after the close of the stock market, on a day when the stock market is open for business, will be settled using the NAV calculated on the following business day.  Late trades, trades accepted after the close of the stock market, are not permitted by the Fund and are in violation of your agreement.

19.

This Agreement constitutes the entire agreement between Freedom and the undersigned Selected Dealer and supersedes all prior oral or written agreements between the parties hereto.  This Agreement may be amended by addendum thereto which the Selected Dealer need not execute.

20.

Such addendum may be used, for example, for additional Portfolios to the Fund, and shall be effective as to each Selected Dealer upon making a trade in the shares of any portfolio of the Fund.

Freedom Investors Corp

By

The undersigned accepts your invitation to become a Selected Dealer and agrees to abide by the foregoing terms and conditions.

Agreed to this                     day of                                     , 20

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